PAINEWEBBER           MICROFILM I.D. NUMBER                        EXHIBIT 10

     GENERAL TRADING AUTHORIZATION FOR SECURITIES AND/OR OPTIONS ACCOUNTS
        (AUTHORIZATION MAY NOT BE EXTENDED TO EMPLOYEES OF PAINEWEBBER)

        ACCOUNT NAME          Branch              Account Number       Broker
The Darland Trust            | X | X |        | X | X | X | X | X |   | X | X |


THIS WILL CONFIRM THE AUTHORITY OF

  David T. Chase

                                 (Agent name)

  96 High Ridge Road, West Hartford, CT 06117

                              (Complete address)


to enter orders with you as brokers, or as dealers acting for your own account, or as brokers for some other person, and in accordance with your terms and conditions for my account and risk. To purchase and sell securities and similar property and enter into those option contracts indicated below. I hereby ratify and confirm any and all transactions, trades or dealings effected in and for my account by my agent in connection with the authority granted hereunder.
(INITIAL BOXES TO INDICATE AGENCY GRANTED)

(1) |X| To buy and sell on margin: (cash account only if not initialed)
(2) |X| To sell short: (box (1) must also be initialed)
(3) |X| To give you instructions as to the transfer of money and property from my account to me, or to others
(4) |X| To do Options as follows: (THE TERM "OPTIONS" IS INCLUSIVE OF PUTS
        AND CALLS)
    | | COVERED       | | BUY OPTIONS AND COVERED  |X| ALL OPTION TRANSACTIONS
        WRITING ONLY      WRITING ONLY             (INCLUDING UNCOVERED OPTIONS)


    This authorization is in addition to (and in no way limits or restricts) any and all rights which you may have under any other agreement(s) between your firm and me and is to remain effective until you receive written notice from me to the contrary, shall survive my disability or incompetence, shall bind my estate on all transactions by you after but without knowledge of my death and shall inure to your benefit and the benefit of any successor corporation or firms.

Signed, sealed and delivered by    /S/ Jane Betley        DATE 30 October 1995
                                      (Signature of Principal)
                                    X ROTHSCHILD TRUST GUERNSEY LIMITED AS
                                      TRUSTEE AUTHORIZED SIGNATORIES

In the presence of:                                             DATE
                                      (Signature of Witness)

                        INSTRUCTIONS AS TO NOTICES

Please send all confirmation, statements, and other communications as checked below:

| |  Send to me only


|X|  Send to me and to agent.         /s/ Jane Betley
                                          (Signature of Principal)
                                      ROTHSCHILD TRUST GUERNSEY LIMITED AS
                                      TRUSTEE AUTHORIZED SIGNATORIES


ACCEPTANCE OF AGENCY

/s/ David T. Chase                                              DATE 10/20/95
David T. Chase
                 (Signature of Agent Authorized to Act)

                                                                DATE
                   (Branch Office Manager's approval)

OPTION ACCOUNTS:
LIMITATIONS

SENIOR ROP APPROVAL:                                           DATE


I N A C 4 REV. 12/95       IMPORTANT - REVERSE SIDE MUST BE COMPLETED BY AGENT
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
                                   TO BE COMPLETED BY AUTHORIZED AGENT
                                                                                                             Age
Mr.    David T. Chase                                                                                        65

Home Address                                                                            Home Phone
96 High Ridge Road, West Hartford, CT 06117                                             860-233-4446

Occupation                      Employer                        Employer's Business
Executive                       Chase Enterprises               Financial

Business Address                                                                        Business Phone
One Commercial Plaza, Hartford, CT 06103                                                 860-549-1674

Citizen Of                      Agent's Relationship,
                                If Any, To The Principal                                Agent's Account No.
                                                                                        With PW (if any)
   USA                                                                                  XXXXXXX

Agent's Investment Experience:
(Years of Experience)                                           Reason for Agency


Options:        10 years
Stock/Bonds:    10 years
Commodities:    10 years                                        /s/ David T. Chase
Other (Specify)
                                                                David T. Chase -
                                                                Authorized Agent's
                                                                Signature
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